UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 10, 2009

GENERAL MOTORS COMPANY

(Exact Name of Company as Specified in its Charter)

333-160471	DELAWARE	27-03832222
(Commission File Number)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of Principal Executive Offices)	(Zip Code)

(313) 556-5000

(Company’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On September 10, 2009, General Motors Company ( the “Company”) entered into a settlement agreement with Motors Liquidation Company (“MLC” formally known as General Motors Corporation), the IUE-CWA, the Industrial Division of the Communications Workers of America, AFL-CIO, CLC (the “IUE-CWA”) and the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO, CLC (the “USW”) (“Settlement Agreement”). Under the Settlement Agreement, the IUE-CWA and the USW have, as authorized Bankruptcy Code section 1114 and 1113 representatives, agreed to withdraw and release all claims against the Company and MLC relating to retiree health care benefits and basic life insurance benefits and pursuant to any collective bargaining agreements or otherwise. In exchange, IUE-CWA, USW and any additional listed union that agrees to the terms of the Settlement Agreement will be granted an allowed pre-petition unsecured claim in MLC’s Chapter 11 Proceedings, in the amount of one billion dollars with respect to retiree health and life insurance benefits for the post-age-65 retirees, post-age-65 surviving spouses and under-age-65 retirees or surviving spouses disqualified for retiree health care benefits from the Company under the Settlement Agreement due to Medicare eligibility.

In addition, the Company and MLC have jointly agreed to continue providing retiree health care for eligible IUE-CWA and USW retirees in accordance with the terms of the Company Health Care Program for Hourly Employees through December 31, 2009. Pursuant to the Settlement Agreement, the Company has agreed to assume from MLC the IUE-CWA agreement known as the “Moraine Closure Agreement,” subject to certain modifications. Additionally, the Company has agreed to provide certain retirement health care and life insurance benefits, as well as certain pension benefits, to certain retirees and surviving spouses represented by the IUE-CWA, USW and any additional listed union that agrees to the terms of the Settlement Agreement. In the event that the pension benefits received by a retired Covered Employee (IUE-CWA, USW employee) from the PBGC, or a combination of the PBGC, Delphi Corporation or another entity are less than what otherwise would have been received by the retired employee from the Delphi Hourly Retirement Plan according to plan terms as of July 22, 2009, the Company will provide supplemental payments to such retired employee so that when combined with the Insured Pension Payments such retired employee will receive pension benefits equal to what otherwise would have been paid by the Delphi Hourly Retirement Plan according to plan terms. The Company currently estimates the total liabilities for these benefits to be approximately $1 billion. The Settlement Agreement is expressly conditioned upon, and does not become effective until approved by the Bankruptcy Court in the Chapter 11 Proceedings. This summary description of the Settlement Agreement is qualified in its entirety by reference to the Settlement Agreement, a copy of which is attached as Exhibit 10.1 hereto.

ITEM 9.01	Financial Statements and Exhibits

Number	Description
10.1	Settlement Agreement dated as of September 10, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY
(Company)

	By:	/s/ Nick S. Cyprus
Date: September 16, 2009		Nick S. Cyprus
Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Number	Description
10.1	Settlement Agreement dated as of September 10, 2009